Exhibit 99.1
Triumph Announces Dividend for 7.125% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock
DALLAS – August 31, 2026 – (BUSINESS WIRE) – Triumph (the “Company”) (NYSE: TFIN)
today announced that the Company’s Board of Directors declared a quarterly cash dividend of $17.81 per share on its 7.125% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock, represented by depositary shares (NYSE: TFIN-PR), each representing a 1/40th interest in a share of preferred stock. Holders of depositary shares will receive $0.44525 per depositary share. The dividend is payable on September 30, 2026, to holders of record at the close of business on September 15, 2026.
About Triumph Financial
Triumph (NYSE: TFIN) is a transportation-focused financial and technology company that delivers payments, factoring, banking, and intelligence solutions designed to simplify and modernize freight transactions for brokers, carriers, shippers and factors. The company develops technology and financial products that improve operational efficiency, increase transparency and security in transactions, and expand access to working capital across the transportation industry. Headquartered in Dallas, Texas, Triumph’s portfolio includes Triumph, LoadPay and TBK Bank. Learn more at www.triumph.io.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements are predictions and that actual events or results may differ materially. Triumph Financial, Inc.'s expected financial results or other plans are subject to a number of risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 11, 2026. Forward-looking statements speak only as of the date made and Triumph Financial undertakes no duty to update the information.
Source: Triumph Financial, Inc.
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Investor Relations:
Luke Wyse
Executive Vice President, Head of Investor Relations
lwyse@tfin.com
214-365-6936
Media Contact:
Amanda Tavackoli
Senior Vice President, Director of Corporate Communication
atavackoli@tfin.com
214-365-6930